UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 18, 2007
(Date of earliest event reported)

Tripos, Inc.

(Exact Name of Registrant as Specified in its Charter)

Utah	0-23666	43-1454986

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1699 South Hanley Rd. St. Louis, MO	63144	(314) 647-1099

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.              Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           Tripos, Inc. (the "Company") issued a press released dated April 24, 2007 announcing that on April 18, 2007, it received a letter from the Nasdaq Listing Qualifications Department advising the Company that for the year ended December 31, 2006, Tripos did not comply with the minimum $10 million stockholders' equity requirement for continued inclusion on the NASDAQ Global Market under Marketplace Rule 4450(a)(3).  Tripos was given until May 3, 2007 to provide NASDAQ with a specific plan to achieve and sustain compliance with all NASDAQ Global Market listing requirements, including the minimum stockholders' equity standard and to indicate a time frame to resolve the listing deficiency.

As previously reported, Tripos sold its Discovery Informatics business in March, 2007 and is currently engaged in efforts to sell its Discovery Research business. Tripos is a party to two letters of intent providing for the sale of its Discovery Research business and is endeavoring to complete a transaction in the very near future. Upon the sale of its Discovery Research business, Tripos would request that the NASDAQ Global Market immediately delist its stock and at that time would close its stock transfer books.

In addition, Tripos is in the process of closing its books for the first quarter of 2007, and thus does not presently know whether the gain recognized on its Discovery Informatics sale will be sufficient to regain compliance with the NASDAQ listing standard.

If by May 3, 2007, Tripos has not completed the sale of its Discovery Research business and/or has not computed the gain on its Discovery Informatics sale, Tripos will inquire of NASDAQ about what additional steps should be taken to avert a delisting due to the net worth requirement, including a deferral of any action by NASDAQ pending completion of the sale of the discovery research business.

A copy of the Company's press release dated April 24, 2007, with respect to the notification from the Nasdaq Global Market described above is attached to this Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning, among other things, the Company's future prospects, including: (1) the Company's ability to complete the sale of its discovery research business; (2) the Company's ability to satisfy its creditors out of the proceeds of the sales of its assets and other available resources; (3) the Company's ability to offset corporate tax liabilities on the sale of assets through the utilization of net operating loss carryforwards; and (4) the Company's ability to distribute any remaining cash to its stockholders.  These statements are based upon numerous assumptions that the Company cannot control and involve risks and uncertainties that could cause actual results to differ.  These statements should be understood in light of the risk factors set forth in the Company's filings with the SEC, including, without limitations, those factors set forth in the Company's Form 10-K for the fiscal year ended December 31, 2006, and from time to time in the Company's periodic filings with the SEC.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Item 9.01.              Financial Statements and Exhibits.

(d) Exhibits

                99.1         Tripos, Inc. press release dated April 24, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIPOS, INC.

By:  /s/ John P. McAlister

John P. McAlister

President and Chief Executive Officer

Date: April 24, 2007